   NUMBER                                                               SHARES
R-
          COMMON SHARES

                                                       CUSIP 037347 10 1
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                      ANWORTH MORTGAGE ASSET CORPORATION
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT



is the owner of


   FULLY PAID AND NON-ASSESSABLE COMMON SHARES, PAR VALUE $.01 PER SHARE, OF

--------------------- ANWORTH MORTGAGE ASSET CORPORATION -----------------------

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate duly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by a Registrar.
     In Witness Whereof, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and a facsimile of its corporate seal.

Dated:

COUNTERSIGNED AND REGISTERED:
   CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                  Transfer Agent and Registrar

BY:

                            AUTHORIZED OFFICER


                 =============================================
                 ANWORTH MORTGAGE ASSET CORPORATION . MARYLAND
                                   CORPORATE
                                     SEAL
                                     1997
                 =============================================


                                                          /s/ Pamela J. Watson
                                                                SECRETARY

                                                         /s/ Signature Illegible
                                                                 PRESIDENT

     A full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and the authority of the board of directors to set the relative rights and preferences of any series of capital stock, will be furnished to any stockholder, without charge, upon request to the Secretary of the Corporation at the Corporation's principal office.
     The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 866(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby may be automatically transferred to a Trustee of a Trust for the benefit or one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

                                           --------------         -------------
TEN COM - as tenants in common     UNIF TRAN MIN ACT -   Custodian

TEN ENT - as tenants by the                         (Cust)         (Minor)
          entireties                       under Uniform Transfers to Minors Act
                                           -------------------------------------

JT TEN  - as joint tenants with                           (State)
          right of survivorship
          and not as tenants in            --------------         --------------
          common                   UNIF GIFT MIN ACT -   Custodian
                                                    (Cust)         (Minor)
                                           under Uniform Gifts to Minors Act
                                           -------------------------------------

                                                          (State)

    Additional abbreviations may also be used though not in the above list.

For Value Received,_________________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------------------------------------ Common Shares
of the Corporation represented by the within Certificate, and do hereby irrevocably constitute and appoint

----------------------------------------------------------------------- Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the promises.

Dated:____________________________________


SIGNATURE(S) GUARANTEED:               _________________________________________
                                       NOTICE: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.




By ______________________________________
   THE SIGNATURE(S) SHOULD BE GUARANTEED
   BY AN ELIGIBLE GUARANTOR INSTITUTION
   (Banks, Stockbrokers, Savings and Loan
   Associations and Credit Unions) WITH
   MEMBERSHIP IN AN APPROVED SIGNATURE
   GUARANTEE MEDALLION PROGRAM PURSUANT
   TO SEC RULE 17Ad-16.